                                                                    EXHIBIT 99.1




                  COLUMBIA PROPANE CORPORATION AND SUBSIDIARIES



                        CONSOLIDATED FINANCIAL STATEMENTS
              For the years ended December 31, 2000, 1999 and 1998

                  COLUMBIA PROPANE CORPORATION AND SUBSIDIARIES

              Consolidated Financial Statements for the years ended
                        December 31, 2000, 1999 and 1998


                                TABLE OF CONTENTS



                                                                         PAGE(S)
                                                                         -------

Report of Independent Public Accountants                                    3


Consolidated Balance Sheets as of December 31, 2000 and 1999                4

Consolidated Statements of Operations for the years ended
     December 31, 2000, 1999 and 1998                                       5

Consolidated Statements of Cash Flows for the years ended
     December 31, 2000, 1999 and 1998                                       6

Consolidated Statements of Stockholder's Equity for the years
     ended December 31, 2000, 1999 and 1998                                 7


Notes to Consolidated Financial Statements                               8 - 20

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS






To AmeriGas Propane, Inc.:


We have audited the accompanying consolidated balance sheets of Columbia Propane Corporation and subsidiaries (a Delaware corporation and wholly owned subsidiary of Columbia Energy Group) as of December 31, 2000 and 1999, and the related consolidated statements of operations, cash flows and stockholder's equity for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Columbia Propane Corporation and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.



ARTHUR ANDERSEN LLP

Philadelphia, Pennsylvania
November 2, 2001

                  COLUMBIA PROPANE CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                  (THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

                                                                             DECEMBER 31,
                                                                       -------------------------
                                                                          2000          1999
                                                                       ---------     -----------

ASSETS

Cash and cash equivalents                                              $   2,394      $   4,818
Accounts receivable (less allowances for doubtful accounts
    of $1,355 and $1,228, respectively)                                   55,758         36,261
Accounts receivable - affiliates                                          10,977         11,013
Inventories                                                               15,861         13,785
Income taxes recoverable from Parent Company                              15,918          5,425
Prepaid expenses and other current assets                                  3,571          3,359
Deferred income taxes                                                      2,035          2,088
Net current assets of discontinued operations                               --           23,975
                                                                       ---------      ---------
        Total current assets                                             106,514        100,724
                                                                       ---------      ---------

Property, plant and equipment (less accumulated depreciation
    of $55,126 and $42,354, respectively)                                193,704        186,563

Intangible assets (less accumulated amortization
    of $14,142 and $6,118, respectively)                                 124,014        121,374
Net noncurrent assets of discontinued operations                            --           50,804
Other assets                                                               3,569          2,855
                                                                       ---------      ---------
        Total assets                                                   $ 427,801      $ 462,320
                                                                       =========      =========

LIABILITIES AND STOCKHOLDER'S EQUITY

Current portion of long-term debt                                      $   2,053      $     931
Notes payable - Parent Company                                              --            1,904
Advances from Parent Company                                              16,302         13,159
Accounts payable                                                          26,234         20,328
Accounts payable - affiliates                                             15,457         13,427
Employee compensation and benefits accrued                                 7,469          5,461
Other current liabilities                                                  1,635          4,001
                                                                       ---------      ---------
        Total current liabilities                                         69,150         59,211
                                                                       ---------      ---------

Long-term debt                                                             2,018          2,890
Notes payable - Parent Company                                           111,168        149,758
Deferred income taxes                                                     16,986         10,553
Other noncurrent liabilities                                              27,022         22,198

Commitments and contingencies (Note 9)

Minority interest                                                            500            627

Common stockholder's equity:
    Common stock, $25 par value (authorized - 3,000 shares; issued
        and outstanding - 1,377 shares)                                       34             34
    Additional paid in capital                                           213,930        213,930
    Retained earnings (accumulated deficit)                              (13,007)         3,119
                                                                       ---------      ---------
    Total stockholder's equity                                           200,957        217,083
                                                                       ---------      ---------
        Total liabilities and stockholder's equity                     $ 427,801      $ 462,320
                                                                       =========      =========


See accompanying notes to consolidated financial statements.

                  COLUMBIA PROPANE CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                             (THOUSANDS OF DOLLARS)


                                                                         YEAR ENDED DECEMBER 31,
                                                                 ---------------------------------------
                                                                    2000           1999           1998
                                                                 ---------      ---------      ---------
Revenues:
     Propane                                                     $ 330,987      $ 150,818      $  62,750
     Other                                                          25,859         21,188          7,734
                                                                 ---------      ---------      ---------
                                                                   356,846        172,006         70,484
                                                                 ---------      ---------      ---------

Costs and expenses:
     Cost of sales - propane                                       205,954         79,464         27,488
     Cost of sales - other                                           9,933         11,389          7,081
     Operating and administrative expenses                         118,088         66,553         24,253
     Parent Company charges                                         15,418          3,579          1,915
     Depreciation and amortization                                  22,244         15,241          6,156
                                                                 ---------      ---------      ---------
                                                                   371,637        176,226         66,893
                                                                 ---------      ---------      ---------

Operating (loss) income                                            (14,791)        (4,220)         3,591
Nonoperating income (expense), net                                   3,719          3,966           (420)
                                                                 ---------      ---------      ---------
(Loss) income before interest expense, minority
      interest and income taxes                                    (11,072)          (254)         3,171
Interest expense                                                   (11,670)        (8,829)        (1,666)
                                                                 ---------      ---------      ---------
(Loss) income before income taxes and minority interest            (22,742)        (9,083)         1,505
Income tax benefit (expense)                                         7,333          3,738           (648)
Minority interest                                                      128             73           --
                                                                 ---------      ---------      ---------
(Loss) income from continuing operations                           (15,281)        (5,272)           857
Loss from discontinued operations, net of income tax benefit          (845)        (1,448)          --
                                                                 ---------      ---------      ---------
Net (loss) income                                                $ (16,126)     $  (6,720)     $     857
                                                                 =========      =========      =========


See accompanying notes to consolidated financial statements.

                  COLUMBIA PROPANE CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (THOUSANDS OF DOLLARS)

                                                                                 YEAR ENDED DECEMBER 31,
                                                                         ---------------------------------------
                                                                           2000           1999           1998
                                                                         ---------      ---------      ---------

Cash flows from operating activities:
   Net (loss) income                                                     $ (16,126)     $  (6,720)     $     857
   Adjustments to reconcile net (loss) income to net cash (used in)
     provided by operating activities:
      Depreciation and amortization                                         22,244         15,241          6,156
      Provision for doubtful accounts                                        1,130          1,102            551
      Deferred income taxes                                                  7,193          1,242          2,235
      Other, net                                                            (4,187)         5,656         (5,539)
                                                                         ---------      ---------      ---------
                                                                            10,254         16,521          4,260
                                                                         ---------      ---------      ---------

      Changes in operating assets and liabilities:
         Increase in accounts receivable                                   (20,591)       (23,838)        (4,460)
         Decrease (increase) in inventories                                 (1,979)        (3,757)         1,934
         Increase in income taxes recoverable from Parent Company          (10,493)        (3,297)          --
         Increase in accounts payable                                        7,936          2,496          8,403
         Decrease (increase) in other current assets and liabilities          (517)         2,761         (2,183)
                                                                         ---------      ---------      ---------

            Net cash (used in) provided by continuing operations           (15,390)        (9,114)         7,954
            Net cash used in discontinued operations                          --             (373)          --
                                                                         ---------      ---------      ---------
            Net cash (used in) provided by operating activities            (15,390)        (9,487)         7,954
                                                                         ---------      ---------      ---------

Cash flows from investing activities:
   Capital expenditures                                                    (24,231)        (9,857)        (6,636)
   Acquisitions of businesses, net of cash acquired                         (3,233)      (155,162)       (10,073)
   Proceeds from sale of Columbia Petroleum                                 74,825           --             --
   Proceeds from sales of assets                                             2,063            207            452
                                                                         ---------      ---------      ---------

            Net cash provided by (used in) investing activities             49,424       (164,812)       (16,257)
                                                                         ---------      ---------      ---------

Cash flows from financing activities:
   Issuance of promissory notes to Parent Company                            1,143        125,274          9,500
   Repayments of promissory notes to Parent Company                        (40,494)          --             --
   Repayments of long-term debt - other                                       (250)      (141,645)        (5,582)
   Net advances from (repayments to) Parent Company                          3,143         (4,268)           454
   Capital contributions from Parent Company                                  --          197,226          4,500
                                                                         ---------      ---------      ---------

            Net cash (used in) provided by financing activities            (36,458)       176,587          8,872
                                                                         ---------      ---------      ---------

Net (decrease) increase in cash and cash equivalents                     $  (2,424)     $   2,288      $     569
Cash and cash equivalents at beginning of year                               4,818          2,530          1,961
                                                                         ---------      ---------      ---------

Cash and cash equivalents at end of year                                 $   2,394      $   4,818      $   2,530
                                                                         =========      =========      =========

Supplemental disclosures of cash flow information:
   Cash paid during the year for:
      Interest                                                           $  11,581      $   7,140      $   1,453
                                                                         =========      =========      =========
      Income taxes (net of refunds)                                      $    --        $   1,400      $     844
                                                                         =========      =========      =========



See accompanying notes to consolidated financial statements.

                  COLUMBIA PROPANE CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
                             (THOUSANDS OF DOLLARS)


                                                                     Retained
                                                     Additional      earnings         Total
                                       Common         paid-in      (accumulated   stockholder's
                                        stock         capital        deficit)         equity
-----------------------------------------------------------------------------------------------
Balance at December 31, 1997          $      34      $  12,204      $   8,982       $  21,220
   Net income                                                             857             857

   Capital contribution from CEG                         4,500                          4,500

-----------------------------------------------------------------------------------------------
Balance at December 31, 1998          $      34      $  16,704      $   9,839       $  26,577
-----------------------------------------------------------------------------------------------
   Net loss                                                            (6,720)         (6,720)

   Capital contributions from CEG                      197,226                        197,226

-----------------------------------------------------------------------------------------------
Balance at December 31, 1999          $      34      $ 213,930      $   3,119       $ 217,083
-----------------------------------------------------------------------------------------------
   Net loss                                                           (16,126)        (16,126)

-----------------------------------------------------------------------------------------------
Balance at December 31, 2000          $      34      $ 213,930      $ (13,007)      $ 200,957
===============================================================================================




See accompanying notes to consolidated financial statements.

                  COLUMBIA PROPANE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (Thousands of dollars)



1. ORGANIZATION

Columbia Propane Corporation ("Columbia Propane") and its principal operating subsidiary, Columbia Propane, L.P. ("Columbia OLP" or the "Operating Partnership"), are engaged in the retail distribution of propane and related equipment and supplies. Columbia Propane, Columbia OLP, and their subsidiaries are collectively referred to herein as "the Company." The Company is the seventh largest retail propane marketer in the United States. It serves residential, commercial, industrial, motor fuel and agricultural customers from approximately 190 locations in 29 states. Columbia OLP is a Delaware limited partnership. CP Holdings, Inc. ("CPH"), a wholly owned subsidiary of Columbia Propane, serves as the general partner of the Operating Partnership. An affiliate of Triarc Companies, Inc. ("Triarc") holds an approximate 1% limited partner interest in Columbia OLP.

Columbia Propane is a wholly owned subsidiary of Columbia Energy Group ("CEG" or the "Parent Company"), a leading energy services company engaged in the transmission, storage and distribution of natural gas, energy marketing and electric power generation. On August 21, 2001, CEG sold its interests in the Company to AmeriGas Propane, L.P., a subsidiary of AmeriGas Partners, L.P. (see
Note 13).


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


CONSOLIDATION PRINCIPLES. The Company's consolidated financial statements include the accounts of Columbia Propane and its majority-owned subsidiaries. The Company eliminates all significant intercompany accounts and transactions when it consolidates. The Company accounts for Triarc's limited partner interest in Columbia OLP as minority interest in the consolidated financial statements. The Company's 50% ownership interest in Atlantic Energy, Inc., a Delaware corporation ("Atlantic Energy"), the owner of a propane storage terminal located in Chesapeake, Virginia, is accounted for by the equity method. The investment is included in other assets on the Consolidated Balance Sheets and the equity in the earnings of the joint venture are included in nonoperating income (expense), net, coming in the Consolidated Statements of Operations. The Company's share of income (loss) of Atlantic Energy was $548, $435 and $(36) for the years ended December 31, 2000, 1999 and 1998, respectively. The Company's investment in Atlantic Energy approximates 50% of Atlantic Energy's net assets.


USE OF ESTIMATES. The Company makes estimates and assumptions when preparing its financial statements in conformity with accounting principles generally accepted in the United States. These estimates and assumptions affect the reported amounts of assets and

                  COLUMBIA PROPANE CORPORATION AND SUBSIDIARIES

                             (Thousands of dollars)

liabilities, revenues and expenses, as well as the disclosure of contingent assets and liabilities. Actual results could differ from these estimates.

CASH AND CASH EQUIVALENTS. For cash management purposes, CEG aggregates cash receipts and makes cash disbursements on behalf of its subsidiaries, including the Company. The Company's cash receipts in excess of cash disbursements, which are managed by CEG, are included in cash and cash equivalents on the Consolidated Balance Sheets. The Company's cash equivalents include highly liquid investments with maturities of three months or less when purchased. Cash equivalents are recorded at cost plus accrued interest, which approximates market value.

REVENUE RECOGNITION. The Company recognizes revenues from the sale of propane principally as product is shipped or delivered to customers. Revenue from the sale of appliances and equipment is recognized at the time of sale or installation. Revenue from repairs and maintenance is recognized upon completion of the service.

INVENTORIES. Inventories are stated at the lower of cost or market. The Company determines cost using an average cost method for propane and specific identification for appliances.

PROPERTY, PLANT AND EQUIPMENT AND RELATED DEPRECIATION. The Company records property, plant and equipment at cost. The amounts the Company assigns to property, plant and equipment of businesses acquired are based upon estimated fair value at the date of acquisition. When the Company retires or disposes of plant and equipment, the cost and related accumulated depreciation are removed from the accounts and any gains or losses are included in income.

The Company computes depreciation of property, plant and equipment using the straight-line method over estimated service lives generally ranging from 15 to 40 years for buildings and improvements; 7 to 20 years for storage and customer tanks and cylinders; and 5 to 10 years for vehicles, equipment and office furniture and fixtures. Depreciation expense was $13,231 in 2000, $10,958 in 1999, and $5,083 in 1998.

INTANGIBLE ASSETS. Intangible assets comprise the following at December 31, 2000 and 1999:

                                                    2000         1999
                                                  --------     --------
Goodwill (less accumulated amortization of
   $2,858 and $1,010, respectively)               $ 70,979     $ 63,490

Customer lists (less accumulated amortization
   of $8,983 and $3,922, respectively)              48,610       52,339

Non-compete agreements (less accumulated
   amortization of $2,301 and $1,186,
   respectively)                                     4,425        5,545
                                                  --------     --------

Total intangible assets                           $124,014     $121,374
                                                  ========     ========

                  COLUMBIA PROPANE CORPORATION AND SUBSIDIARIES

                             (Thousands of dollars)


The Company amortizes goodwill resulting from business combinations accounted for as purchases on a straight-line basis over 40 years. Customer lists are amortized over ten years. Non-compete agreements are amortized over the term of the agreements which range from five to ten years. Amortization expense of intangible assets was $9,013, $4,283 and $1,073 for the years ended December 31, 2000, 1999 and 1998, respectively.

The Company evaluates the impairment of long-lived assets, including intangibles, whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The Company evaluates recoverability based upon undiscounted future cash flows expected to be generated by such assets.

ENVIRONMENTAL LIABILITIES. The Company accrues environmental investigation and cleanup costs when it is probable that a liability exists and the amount or range of amounts can be reasonably estimated. Our estimated liability for environmental contamination is reduced to reflect anticipated participation of other responsible parties but is not reduced for possible recovery from insurance carriers. The Company does not discount to present value the costs of future expenditures for environmental liabilities.

INCOME TAXES. The Company joins with CEG and its subsidiaries in filing a consolidated federal income tax return. The Company is allocated tax assets, liabilities, expense, benefits and credits resulting from the effects of its transactions in the consolidated federal income tax provision including giving effects to intercompany transactions. The result of this allocation is not materially different from income taxes calculated on a separate return basis. The income taxes due from Parent Company represent the amount of federal income tax benefits utilized by the Parent Company resulting from the Company's net losses. Such amounts are to be repaid in future periods by CEG.

The Operating Partnership is not directly subject to federal income taxes. Instead, its taxable income or loss is allocated to the individual partners, including Columbia Propane, pursuant to its partnership agreement. Accordingly, income taxes of Columbia Propane include income taxes resulting from its ownership interests in the Operating Partnership.

RISK MANAGEMENT ACTIVITIES. On occasion, the Company uses forward purchase and propane futures contracts to hedge exposure to price risk associated with a portion of its anticipated propane purchases. Gains or losses resulting from these contracts are recognized in cost of sales when the forecasted transaction affects earnings. If it is probable that the forecasted purchase of propane will not occur, any gain or loss is immediately recognized in earnings. If the contract is terminated early for other economic reasons, any gain or loss is deferred as of the termination date until such time as the forecasted purchase of propane occurs.

                  COLUMBIA PROPANE CORPORATION AND SUBSIDIARIES

                             (Thousands of dollars)


COMPREHENSIVE INCOME. Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income" ("SFAS 130"), establishes standards for reporting and displaying comprehensive income, comprising net income and other nonowner changes in equity, in the financial statements. For all periods presented, comprehensive income (loss) was the same as net income (loss).

SEGMENT INFORMATION. SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("SFAS 131"), defines operating segments as components of an enterprise for which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Based upon the way we organize our business for making operating decisions and assessing performance, we have determined that we have a single reportable operating segment which engages in the distribution of propane and related equipment and supplies. No single customer represents ten percent or more of consolidated revenues. In addition, virtually all of the Company's revenues are derived from sources within the United States and virtually all of its long-lived assets are located in the United States.

ACCOUNTING PRINCIPLES NOT YET ADOPTED.


SFAS 133. In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133, as amended, establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity recognize all derivative instruments as either assets or liabilities and measure them at fair value. The accounting for changes in fair value depends upon the purpose of the derivative instrument and whether it is designated and qualifies for hedge accounting. To the extent derivative instruments qualify and are designated as hedges of the variability in cash flows associated with forecasted transactions, the effective portion of the gain or loss on such derivative instruments will generally be reported in other comprehensive income and the ineffective portion, if any, will be reported in net income. Such amounts recorded in accumulated other comprehensive income will be reclassified into earnings when the forecasted transaction affects earnings. To the extent derivative instruments qualify and are designated as hedges of changes in the fair value of an existing asset, liability or firm commitment, the gain or loss on the hedging instrument will be recognized currently in earnings along with changes in the fair value of the hedged asset, liability or firm commitment attributable to the hedged risk.


The Company adopted the provisions of SFAS 133 effective January 1, 2001. Because the Company elected not to formally document the effectiveness of its hedges to determine if they met the requirements for hedge accounting under SFAS 133, all derivative instruments are marked to fair value through earnings. The adoption of SFAS 133 resulted in after-tax cumulative effect income of $2,058 representing the fair value of

                  COLUMBIA PROPANE CORPORATION AND SUBSIDIARIES

                             (Thousands of dollars)


derivative instruments outstanding on January 1, 2001. The impact of SFAS 133 on the Company's future results of operations will depend upon whether or not its derivative instruments are designated and qualify for hedge accounting. As a result, future earnings could reflect greater volatility.

SFAS 141 AND SFAS 142. In July 2001, the FASB issued SFAS No. 141, "Business Combinations" ("SFAS 141"), and SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). Under the provisions of SFAS 141, all business combinations initiated after June 30, 2001 are required to be accounted for under the purchase method of accounting. Under the provisions of SFAS 142, goodwill will no longer be amortized but will be subject to a transitional impairment review and to annual impairment reviews. SFAS 142 is effective for fiscal years beginning after December 15, 2001, but early adoption is permitted for companies with a fiscal year beginning after March 15, 2001. The Company will adopt the provisions of SFAS 142 effective January 1, 2002. The Company is currently in the process of evaluating the impact SFAS 142 will have on the consolidated financial position and consolidated results of operations of the Company.

SFAS 144. In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). SFAS 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" and the accounting and reporting provisions of APB No. 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" as it relates to the disposal of a segment of a business. This statement is effective for the Company January 1, 2002. The Company does not believe that the adoption of SFAS 144 will have a material impact on its financial position or results of operations.


3. ACQUISITIONS

In July 1999, Columbia Propane, through Columbia OLP, completed its acquisition of National Propane Partners, L.P. and its subsidiaries ("National Propane") for total cash consideration of $67,211 plus transaction fees and expenses and the assumption of $144,245 of debt. The total purchase price was $214,793. Pursuant to the acquisition, Columbia OLP (1) acquired all of the remaining 6,701,550 outstanding common units of National Propane for $12 per common unit ($2.40 of which was funded by Triarc); (2) acquired the general partnership and subordinated unit interests of National Propane from Triarc for $17,916 consisting of $2,100 in cash and $15,816 in the form of the forgiveness of a note owed by Triarc to National Propane; and (3) merged National Propane into Columbia OLP. Additionally, concurrently with the acquisition, Triarc prepaid $14,884 of a note owed to National Propane; and the Company repaid $140,997 of National Propane debt plus accrued interest assumed in the acquisition. Triarc retained

                  COLUMBIA PROPANE CORPORATION AND SUBSIDIARIES

                             (Thousands of dollars)


an approximate 1% limited partnership interest in Columbia OLP subsequent to the acquisition.

The following table details the purchase price allocation for the National Propane acquisition:

    Current assets                                             $  15,392
    Property, plant and equipment                                127,264
    Other assets                                                   1,414
    Goodwill                                                      59,030
    Customer lists                                                42,481
    Accounts payable and accrued liabilities                     (30,788)
                                                               ---------
                                                               $ 214,793
                                                               =========


The following unaudited pro forma financial information sets forth the operating results of Columbia Propane for the year ended December 31, 1999, as if the acquisition of National Propane had occurred on January 1, 1999, and reflects the related impacts of adjustments to interest expense, depreciation and amortization, interest income and income taxes:

    Revenues                                               $ 247,167
    Loss from continuing operations                           (8,271)
    Net loss                                                  (9,719)

The unaudited pro forma financial information does not purport to be indicative of the actual results of operations that would have resulted had the Company acquired National Propane on January 1, 1999, or of the future results of operations of the Company.

In May 1999, Columbia Propane, through its subsidiary Columbia Petroleum Corporation ("Columbia Petroleum"), acquired certain fuel oil and propane operations from Carlos R. Leffler, Inc. ("Leffler") and certain other associated entities for total cash consideration of $70,665. The fuel oil portion of the Leffler business, along with other related petroleum assets, were sold to CEG effective January 1, 2000 and have been classified as discontinued operations (see Note 12). The Leffler propane operations included in continuing operations are not material to the Company's results of operations.

In addition to the acquisitions of National Propane and Leffler, during 1999 and 1998, the Company acquired several retail propane and related businesses for total cash consideration of $14,798 and $10,073, respectively. In addition, during 2000 the Company acquired one retail propane business for $3,233 in cash and the issuance of a $1,000 note. These business acquisitions have been accounted for using the purchase

                  COLUMBIA PROPANE CORPORATION AND SUBSIDIARIES

                             (Thousands of dollars)


method of accounting. Their results of operations are included in the consolidated results of operations from their respective dates of acquisition. The pro forma effect of these acquisitions was not material to the Company's results of operations.


During 1999 and 1998, CEG made cash capital contributions to the Company primarily to finance acquisitions.



4. DEBT

Long-term debt comprises the following at December 31:

                                                      2000           1999
                                                   ---------      ---------
    Promissory Notes - CEG, 6.28% - 8.12%, due
        November 2002 through March 2014           $ 111,168      $ 151,662
    Other                                              4,071          3,821
                                                   ---------      ---------
    Total long-term debt                             115,239        155,483
    Less current maturities                           (2,053)        (2,835)
                                                   ---------      ---------
                                                   $ 113,186      $ 152,648
                                                   =========      =========

Scheduled repayments of long-term debt for each of the next five fiscal years ending December 31 are as follows: 2001 - $2,053; 2002 - $2,201; 2003 - $529;
2004 - $529; 2005 - $2,164.


For cash management purposes, CEG aggregates cash receipts and also makes operating cash disbursements on behalf of each of its subsidiaries, including the Company. Cash disbursements made on behalf of the Company in excess of cash received is classified in the Consolidated Balance Sheets as advances from Parent Company. Columbia Propane's borrowings under this arrangement with the Parent Company bear interest at short-term market rates and cannot exceed $25,000 at any one time. The Company from time to time converts all or a portion of such borrowings into long-term promissory notes issued to CEG.


5. EMPLOYEE RETIREMENT PLANS

Employees of the Company participate in CEG's noncontributory qualified defined benefit pension plan. Benefits are based upon years of credited service and the employee's highest average annual compensation during the last five years of service. Effective January 1, 2000, CEG adopted a cash balance feature to the pension plan that provides benefits based on a percentage of current eligible compensation and current interest credits. Certain of the Company's employees also participate in CEG's nonqualified plan which provides supplemental retiree income benefits in excess of the qualified plan's statutory limits. CEG allocates a portion of the cost of these plans to the

                  COLUMBIA PROPANE CORPORATION AND SUBSIDIARIES

                             (Thousands of dollars)


Company. Pension expense (income) recorded by the Company was $845, $(109) and $(266) in 2000, 1999 and 1998, respectively. The Company also provides, through CEG, retiree medical and life insurance benefits to those employees meeting certain age and service requirements. The cost of such benefits allocated to the Company was $1,896 in 2000 and $717 in 1999. Such benefit cost in 1998 was not material.

The Company also sponsors a 401(k) savings plan for employees. The Company matches employee contributions dollar-for-dollar up to 6% of eligible compensation. The cost of benefits under this plan was $758 in 2000, $278 in 1999, and $225 in 1998.


6. INCOME TAXES

Income taxes consist of the following:

                                                       Year Ended
                                                      December 31,
                                           ----------------------------------
                                             2000         1999         1998
                                           --------     --------     --------
    Current income tax benefit:
       Federal                             $ 13,688     $  4,121     $  1,313
       State                                    838          859          274
                                           --------     --------     --------
                                             14,526        4,980        1,587
    Deferred income tax expense              (7,193)      (1,242)      (2,235)
                                           --------     --------     --------

    Total income tax (expense) benefit     $  7,333     $  3,738     $   (648)
                                           ========     ========     ========

A reconciliation from the statutory federal tax rate to our effective tax rate is as follows:


                                                       Year Ended
                                                      December 31,
                                               --------------------------
                                                2000      1999      1998
                                               ------    ------    ------
    Statutory federal tax rate                  35.0%     35.0%     35.0%
    Difference in tax rate due to:
       State income taxes, net of federal       (2.2)      6.8       7.0
       Other, net                               (0.6)     (0.6)      1.1
                                               -----     -----     -----

    Effective tax rate                          32.2%     41.2%     43.1%
                                               =====     =====     =====



During 2000, the Company recorded additional state tax expense of approximately $2,000 for probable tax assessments.

                  COLUMBIA PROPANE CORPORATION AND SUBSIDIARIES

                             (Thousands of dollars)


Deferred tax liabilities (assets) comprise the following at December 31:

                                                        2000          1999
                                                      --------      --------
    Excess book basis over tax basis of property,
        plant and equipment                           $ 12,862      $ 10,533
    Equity in partnership income                         7,436         1,580
    Other                                                   63         1,585
                                                      --------      --------

    Gross deferred tax liabilities                      20,361        13,698
                                                      --------      --------

    Employee-related benefits                           (2,986)       (3,351)
    Equity losses                                         (793)         (684)
    Other                                               (1,631)       (1,198)
                                                      --------      --------

    Gross deferred tax assets                           (5,410)       (5,233)
                                                      --------      --------

    Net deferred tax liabilities                      $ 14,951      $  8,465
                                                      ========      ========


7. INVENTORIES

Inventories comprise the following at December 31:

                                                      2000        1999
                                                    --------    --------
    Propane gas                                     $ 12,467    $ 10,536
    Appliances for sale                                3,086       2,930
    Other                                                308         319
                                                    --------    --------
                                                    $ 15,861    $ 13,785
                                                    ========    ========

In addition to inventories on hand, we also enter into contracts to purchase propane to meet a portion of our supply requirements. Generally, such contracts have terms of less than one year and call for payment based on either fixed prices or market prices at date of delivery.

                  COLUMBIA PROPANE CORPORATION AND SUBSIDIARIES

                             (Thousands of dollars)


8. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment comprises the following at December 31:

                                                          2000          1999
                                                        --------      --------
    Land                                                $ 12,050      $ 11,768
    Buildings and improvements                            18,229        17,702
    Transportation equipment                              15,239        14,628
    Equipment, primarily cylinders and tanks             196,532       177,721
    Other                                                  6,780         7,098
                                                        --------      --------
    Gross property, plant and equipment                  248,830       228,917
    Less: Accumulated depreciation and amortization      (55,126)      (42,354)
                                                        --------      --------
    Net property, plant and equipment                   $193,704      $186,563
                                                        ========      ========


9. COMMITMENTS AND CONTINGENCIES


The Company leases various buildings and transportation, data processing, and office equipment under operating leases. Certain of the leases contain renewal and purchase options and also contain escalation clauses. The aggregate rental expense for such leases was $8,932 in 2000, $4,468 in 1999, and $774 in 1998.


Minimum future payments under noncancelable operating leases are as follows:

    Year ending December 31,
        2001                                                $ 9,547
        2002                                                  8,913
        2003                                                  7,596
        2004                                                  6,012
        2005                                                  4,523
    Thereafter                                                3,627
                                                            -------
    Total minimum lease obligations                         $40,218
                                                            =======

The Company's primary exposure to environmental liability relates to former manufactured gas plant ("MGP") sites acquired with the acquisition of National Propane. These sites relate to properties purchased by National Propane from utility companies which formerly operated MGPs on these sites. Some constituents of coal tars and other residues of the manufactured gas process are today considered hazardous substances under the federal "Comprehensive Environmental Response, Compensation and Liability Act" or "Superfund Law" and may be present at these sites. Investigations are currently underway at one MGP site, and it is possible that former MGPs exist at several other

                  COLUMBIA PROPANE CORPORATION AND SUBSIDIARIES

                             (Thousands of dollars)


National Propane properties. At December 31, 2000, included in other noncurrent liabilities is $5,571 relating to environmental sites which the Company believes is adequate. The Company intends to pursue recovery of any incurred costs of investigation and remediation from insurance companies and former owners of such sites, however such recovery cannot be assured. Management believes that expenditures or settlements relating to these sites will not have a material adverse effect on the Company's financial position or results of operations.

In connection with the purchase of National Propane, Columbia Propane has provided an indemnity to reimburse the former Managing Partner for income taxes that would be due if certain actions by Columbia Propane result in the recognition of certain types of income or gain by National Propane's former Managing General Partner.

In addition to these matters, there are other pending claims and legal actions arising in the normal course of business. We cannot predict with certainty the final results of these matters. However, it is reasonably possible that some of them could be resolved unfavorably to us. Management believes, after consultation with counsel, that damages or settlements, if any, recovered by the plaintiffs in such claims or actions will not have a material adverse effect on our financial position but could be material to our operating results or cash flows in future periods depending on the nature and timing of future developments with respect to these matters and the amounts of future operating results and cash flows.

Approximately $10 million of self insurance retention and legal reserves are included in other noncurrent liabilities as of December 31, 2000 and 1999.


10. RELATED PARTY TRANSACTIONS

CEG performs certain general and administrative services on behalf of the Company including insurance, legal, information system, audit, payroll and employee-related services. CEG is reimbursed for all direct expenses it incurs on behalf of the Company. Such expenses are included in operating and administrative expenses. In addition, CEG allocates and bills monthly a portion of its corporate overhead to its subsidiaries, including the Company. This allocation is based upon a five-factor formula which includes headcount, fixed assets, operating expenses, depreciable property and vehicles. These allocated charges are reflected on the Consolidated Statements of Operations as "Parent Company charges." Amounts due from CEG at December 31, 2000 and 1999 were $3,412 and $89, respectively. Amounts due to CEG at December 31, 2000 and 1999 were $6,907 and $3,132, respectively. These amounts are included in accounts receivable and accounts payable - affiliates in the Consolidated Balance Sheets.

                  COLUMBIA PROPANE CORPORATION AND SUBSIDIARIES

                             (Thousands of dollars)


The Company performs certain administrative and operating services for Atlantic Energy including providing various accounting, administrative and insurance services for which it is reimbursed. Such charges totaled $64, $42 and $36 in 2000, 1999 and 1998, respectively. In addition, certain of the Company's employees perform full-time operating and administrative functions for Atlantic Energy. The Company is reimbursed for the employee costs which totaled $657, $710 and $856 in 2000, 1999 and 1998, respectively. The Company also sells propane to Atlantic Energy at cost and provides trade credit and product cost management services on behalf of Atlantic Energy. Sales of propane to Atlantic Energy were not material in 2000, 1999 and 1998. Net amounts due from Atlantic Energy at December 31, 2000 and 1999 were $7,537 and $9,102, respectively. Amounts due to Atlantic Energy at December 31, 2000 and 1999 were $5,627 and $7,244, respectively. These amounts are included in accounts receivable and accounts payable - affiliates in the Consolidated Balance Sheets.


11. FINANCIAL INSTRUMENTS

The carrying amounts of financial instruments included in current assets and current liabilities approximate their fair values because of their short-term nature. The estimated fair values of long-term debt are $112,304 at December 31, 2000 and $144,158 at December 31, 1999. These fair values have been determined by discounting future cash flows using rates available for similar types of debt.

The Company has financial instruments such as trade receivables which expose it to concentrations of credit risk. The credit risk from trade accounts receivable is limited because the Company has a large customer base which extends across many U.S. markets.

The Company enters into forward propane purchase and futures contracts to manage market risk associated with anticipated propane purchases under its supply contracts and on the spot market. At December 31, 2000, the fair value of unsettled forward purchase contracts was approximately $3,400.

                  COLUMBIA PROPANE CORPORATION AND SUBSIDIARIES

                             (Thousands of dollars)


12. DISCONTINUED OPERATIONS


Effective January 1, 2000, Columbia Propane sold its wholly owned subsidiary, Columbia Petroleum, to CEG for total cash consideration of $33,400. The loss on disposal of Columbia Petroleum of $845 is reflected as discontinued operations in the 2000 Consolidated Statement of Operations. Concurrent with the sale, CEG repaid $41,425 of loans due to Columbia Propane by Columbia Petroleum. The results of Columbia Petroleum are reported as discontinued operations in the 1999 Consolidated Financial Statements. Revenues and net loss from discontinued operations in 1999 were $128,352 and $1,448, respectively. The net assets of the discontinued operations as of December 31, 1999 comprise the following:



    Current assets                                                 $ 36,595
    Property, plant and equipment, net                               21,763
    Other assets                                                     29,227
    Current liabilities                                             (12,620)
    Long-term liabilities                                              (186)
                                                                   --------
    Net assets of discontinued operations                          $ 74,779
                                                                   ========


13. SUBSEQUENT EVENT


On August 21, 2001, Columbia Propane and CEG sold substantially all the assets and the stock of Columbia Propane to AmeriGas Propane, L.P. ("AmeriGas OLP") pursuant to the terms of a purchase agreement dated January 30, 2001 and amended and restated on August 7, 2001 ("Columbia Purchase Agreement") by and among CEG, CP Holdings, Inc., Columbia Propane, Columbia OLP, AmeriGas OLP, AmeriGas Partners, L.P. ("AmeriGas Partners"), and AmeriGas Propane, Inc. The assets sold included an indirect 1% general partner interest and a direct, approximate 99% limited partnership interest in Columbia OLP. In addition, AmeriGas OLP (1) became the payee under the $138,000 intercompany note of Columbia OLP due in July 2009 and (2) made a capital contribution to Columbia OLP of operating assets with a net agreed value of approximately $280,000 in exchange for a limited partnership interest in Columbia OLP of equal value.



Columbia Propane and CEG received an aggregate $201,750 in cash. The Columbia Purchase Agreement also provided for the purchase by CEG of limited partnership interests in AmeriGas OLP valued at $50,000 for $50,000 in cash, which interests were exchanged for 2,356,953 Common Units of AmeriGas Partners having an estimated fair value of $54,422. In accordance with the Columbia Purchase Agreement, AmeriGas OLP agreed to pay CEG for the amount of working capital, as defined, in excess of $23,000.

                  COLUMBIA PROPANE CORPORATION AND SUBSIDIARIES


             UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                 For the six months ended June 30, 2001 and 2000

                  COLUMBIA PROPANE CORPORATION AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                  (THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)


                                                         (UNAUDITED)
                                                           JUNE 30,     DECEMBER 31,
                                                             2001           2000
                                                          ---------     -----------
ASSETS

Cash and cash equivalents                                 $   4,505      $   2,394
Accounts receivable (less allowances for doubtful
   accounts of $2,459 and $1,355, respectively)              24,947         55,758
Accounts receivable - affiliates                              3,524         10,977
Inventories                                                  15,768         15,861
Income taxes recoverable from Parent Company                 15,918         15,918
Prepaid expenses and other current assets                     1,964          5,606
                                                          ---------      ---------
      Total current assets                                   66,626        106,514
                                                          ---------      ---------

Property, plant and equipment (less accumulated
   depreciation of $62,324 and $55,126, respectively)       195,352        193,704

Intangible assets (less accumulated amortization
   of $18,443 and $14,142, respectively)                    120,204        124,014
Other assets                                                  4,405          3,569
                                                          ---------      ---------
      Total assets                                        $ 386,587      $ 427,801
                                                          =========      =========


LIABILITIES AND STOCKHOLDER'S EQUITY

Current portion of long-term debt                         $     162      $   2,053
Notes payable - Parent Company                                 --             --
Advances from Parent Company                                  1,797         16,302
Accounts payable                                              2,737         30,914
Accounts payable - affiliates                                12,847         10,777
Employee compensation and benefits accrued                   10,836          7,469
Other current liabilities                                     2,142          1,635
                                                          ---------      ---------
   Total current liabilities                                 30,521         69,150
                                                          ---------      ---------

Long-term debt                                                2,108          2,018
Notes payable - Parent Company                              111,168        111,168
Deferred income taxes                                        14,754         16,986
Other noncurrent liabilities                                 26,831         27,022

Commitments and contingencies (Note 3)

Minority interest                                               440            500

Common stockholder's equity:
   Common stock, $25 par value (authorized -
     3,000 shares; issued and outstanding -
     1,377 shares)                                               34             34
   Additional paid in capital                               213,930        213,930
   Accumulated deficit                                      (13,199)       (13,007)
                                                          ---------      ---------
   Total stockholder's equity                               200,765        200,957
                                                          ---------      ---------
      Total liabilities and stockholder's equity          $ 386,587      $ 427,801
                                                          =========      =========



See accompanying notes to condensed consolidated financial statements.

                  COLUMBIA PROPANE CORPORATION AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (THOUSANDS OF DOLLARS)

                                   (UNAUDITED)



                                                          SIX MONTHS ENDED JUNE 30,
                                                          ------------------------
                                                             2001           2000
                                                          ---------      ---------
Revenues:
   Propane                                                $ 208,820      $ 162,863
   Other                                                     10,306         11,463
                                                          ---------      ---------
                                                            219,126        174,326
                                                          ---------      ---------

Costs and expenses:
   Cost of sales - propane                                  133,080         96,137
   Cost of sales - other                                      3,928          4,350
   Operating and administrative expenses                     69,087         63,952
   Parent Company charges                                     3,733          3,571
   Depreciation and amortization                             11,755         12,152
                                                          ---------      ---------
                                                            221,583        180,162
                                                          ---------      ---------

Operating loss                                               (2,457)        (5,836)
Nonoperating income, net                                      3,118          3,414
                                                          ---------      ---------
Income (loss) before interest expense, minority
   interest and income taxes                                    661         (2,422)
Interest expense                                             (4,555)        (6,106)
                                                          ---------      ---------
Loss before income taxes and minority interest               (3,894)        (8,528)
Income tax benefit                                            1,584          3,522
Minority interest                                                60             80
                                                          ---------      ---------
Loss before accounting change, net                           (2,250)        (4,926)
Cumulative effect of accounting change - SFAS No. 133         2,058           --
                                                          ---------      ---------
Loss from continuing operations                                (192)        (4,926)
Loss on sale of discontinued operations                        --             (845)
                                                          ---------      ---------
Net loss                                                  $    (192)     $  (5,771)
                                                          =========      =========




See accompanying notes to condensed consolidated financial statements.

                  COLUMBIA PROPANE CORPORATION AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (THOUSANDS OF DOLLARS)

                                   (UNAUDITED)


                                                                    SIX MONTHS
                                                                  ENDED JUNE 30,
                                                              ----------------------
                                                                2001          2000
                                                              --------      --------
Cash flows from operating activities:
 Net loss                                                     $   (192)     $ (5,771)
   Adjustments to reconcile net loss to net cash
     provided by (used in) operating activities:
  Depreciation and amortization                                 11,755        12,152
  Cumulative effect of accounting change                        (2,058)         --
  Other, net                                                    (1,866)       (1,122)
                                                              --------      --------
                                                                 7,639         5,259
                                                              --------      --------

  Changes in operating assets and liabilities:
     Decrease (increase) in accounts receivable                 36,387          (871)
     Decrease in inventories                                        93           633
     Decrease in accounts payable                              (26,107)      (11,012)
     Decrease (increase) in other current assets and
        liabilities                                              7,516         1,484
                                                              --------      --------
      Net cash provided by (used in) operating activities       25,528        (4,507)
                                                              --------      --------

Cash flows from investing activities:
   Capital expenditures                                         (7,392)      (12,987)
   Acquisitions of businesses, net of cash acquired               --          (3,233)
   Proceeds from sale of Columbia Petroleum                       --          74,825
   Proceeds from sales of assets                                   280           242
                                                              --------      --------
      Net cash (used in) provided by investing activities       (7,112)       58,847
                                                              --------      --------

Cash flows from financing activities:
   Repayments of promissory notes to Parent Company               --         (38,590)
   Repayments of long-term debt - other                         (1,800)       (1,861)
   Net advances from (repayments to) Parent Company            (14,505)       (9,617)
                                                              --------      --------
      Net cash used in financing activities                    (16,305)      (50,068)
                                                              --------      --------

Net increase in cash and cash equivalents                     $  2,111      $  4,272
Cash and cash equivalents at beginning of period                 2,394         4,818
                                                              --------      --------

Cash and cash equivalents at end of period                    $  4,505      $  9,090
                                                              ========      ========



See accompanying notes to condensed consolidated financial statements.

                  COLUMBIA PROPANE CORPORATION AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)
                             (Thousands of dollars)


1.    BASIS OF PRESENTATION

      Columbia Propane Corporation ("Columbia Propane") and its principal operating subsidiary, Columbia Propane, L.P. ("Columbia OLP" or the "Operating Partnership"), are engaged in the retail distribution of propane and related equipment and supplies. Columbia Propane, Columbia OLP, and their subsidiaries are collectively referred to herein as "the Company." The Company is the seventh largest retail propane marketer in the United States. It serves residential, commercial, industrial, motor fuel and agricultural customers from approximately 190 locations in 29 states. Columbia OLP is a Delaware limited partnership. CP Holdings, Inc. ("CPH"), a wholly owned subsidiary of Columbia Propane, serves as the general partner of the Operating Partnership. An affiliate of Triarc Companies, Inc. ("Triarc") holds an approximate 1% limited partner interest in Columbia OLP.

      Columbia Propane is a wholly owned subsidiary of Columbia Energy Group ("CEG" or the "Parent Company"), a leading energy services company engaged in the transmission, storage and distribution of natural gas, energy marketing and electric power generation. On August 21, 2001, CEG sold its interests in the Company to AmeriGas Propane, L.P. (see Note 4).

      The accompanying condensed consolidated financial statements are unaudited and have been prepared in accordance with the rules and regulations of the U.S. Securities and Exchange Commission ("SEC"). They include all adjustments which we consider necessary for a fair statement of the results for the interim periods presented. Such adjustments consisted only of normal recurring items unless otherwise disclosed. These financial statements should be read in conjunction with the financial statements and related notes for the years ended December 31, 2000, 1999, and 1998, included elsewhere in this Report on Form 8-K/A. Weather significantly impacts demand for propane and profitability because many customers use propane for heating purposes. Due to the seasonal nature of the Company's propane distribution business, the results of operations for interim periods are not necessarily indicative of the results to be expected for a full year. The Company's comprehensive income as determined under Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," was the same as its net income for all periods presented.

                  COLUMBIA PROPANE CORPORATION AND SUBSIDIARIES

                                   (unaudited)
                             (Thousands of dollars)


2.    CHANGES IN ACCOUNTING

      Effective January 1, 2001, the Company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133, as amended, establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity recognize all derivative instruments as either assets or liabilities and measure them at fair value. The accounting for changes in fair value depends upon the purpose of the derivative instrument and whether it is designated and qualifies for hedge accounting. To the extent derivative instruments qualify and are designated as hedges of the variability in cash flows associated with forecasted transactions, the effective portion of the gain or loss on such derivative instruments will generally be reported in other comprehensive income and the ineffective portion, if any, will be reported in net income. Such amounts recorded in accumulated other comprehensive income will be reclassified into earnings when the forecasted transaction affects earnings. To the extent derivative instruments qualify and are designated as hedges of changes in the fair value of an existing asset, liability or firm commitment, the gain or loss on the hedging instrument will be recognized currently in earnings along with changes in the fair value of the hedged asset, liability or firm commitment attributable to the hedged risk.


      Because the Company elected not to formally document the effectiveness of its hedges to determine if they met the requirements for hedge accounting under SFAS 133, all derivative instruments are marked to fair value through earnings. The adoption of SFAS 133 resulted in after-tax cumulative effect income of $2,058 representing the fair value of derivative instruments outstanding on January 1, 2001. At June 30, 2001, the Company has recorded a liability for the fair value of its derivative instruments of $1,380 which is included in other current liabilities. The before-tax loss of $4,810 resulting from changes in the fair value of derivative instruments during the six months ended June 30, 2001 is reflected in operating and administrative expenses in the condensed consolidated statement of operations. The impact of SFAS 133 on the Company's future results of operations will depend upon whether or not its derivative instruments are designated and qualify for hedge accounting. As a result, future earnings could reflect greater volatility.


3.    COMMITMENTS AND CONTINGENCIES

      The Company's primary exposure to environmental liability relates to former manufactured gas plant ("MGP") sites acquired with the acquisition of National Propane. These sites relate to properties purchased by National Propane from

                  COLUMBIA PROPANE CORPORATION AND SUBSIDIARIES

                                   (unaudited)
                             (Thousands of dollars)


      utility companies which formerly operated MGPs on these sites. Some constituents of coal tars and other residues of the manufactured gas process are today considered hazardous substances under the federal "Comprehensive Environmental Response, Compensation and Liability Act" or "Superfund Law" and may be present at these sites. Investigations are currently underway at one MGP site, and it is possible that former MGPs exist at several other National Propane properties. At June 30, 2001, included in other noncurrent liabilities is $5,571 relating to environmental sites which the Company believes is adequate. The Company intends to pursue recovery of any incurred costs of investigation and remediation from insurance companies and former owners of such sites, however such recovery cannot be assured. Management believes that expenditures or settlements relating to these sites will not have a material adverse effect on the Company's financial position or results of operations.

      In connection with the purchase of National Propane, Columbia Propane, CPH and CPLP have provided an indemnity to reimburse the former Managing Partner for income taxes that would be due if certain actions by Columbia propane result in the recognition of certain types of income or gain by its former Managing General Partner.

      In addition to these matters, there are other pending claims and legal actions arising in the normal course of business. We cannot predict with certainty the final results of these matters. However, it is reasonably possible that some of them could be resolved unfavorably to us. Management believes, after consultation with counsel, that damages or settlements, if any, recovered by the plaintiffs in such claims or actions will not have a material adverse effect on our financial position but could be material to our operating results or cash flows in future periods depending on the nature and timing of future developments with respect to these matters and the amounts of future operating results and cash flows.

4.    SUBSEQUENT EVENT


      On August 21, 2001, Columbia Propane and CEG sold substantially all the assets and the stock of Columbia Propane to AmeriGas Propane, L.P. ("AmeriGas OLP") pursuant to the terms of a purchase agreement dated January 30, 2001 and amended and restated on August 7, 2001 ("Columbia Purchase Agreement") by and among CEG, CP Holdings, Inc., Columbia Propane, Columbia OLP, AmeriGas OLP, AmeriGas Partners, L.P. ("AmeriGas Partners"), and AmeriGas Propane, Inc. The assets sold included an indirect 1% general partner interest and a direct, approximate 99% limited partnership interest in Columbia OLP. In addition, AmeriGas OLP (1) became the payee under the $138,000 intercompany note of Columbia OLP due in July 2009



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
                  COLUMBIA PROPANE CORPORATION AND SUBSIDIARIES

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                   (unaudited)
                             (Thousands of dollars)



      and (2) made a capital contribution to Columbia OLP of operating assets with a net agreed value of approximately $280,000 in exchange for a limited partnership interest in Columbia OLP of equal value.



      Columbia Propane and CEG received an aggregate $201,750 in cash. The Columbia Purchase Agreement also provided for the purchase by CEG of limited partnership interests in AmeriGas OLP valued at $50,000 for $50,000 in cash, which interests were exchanged for 2,356,953 Common Units of AmeriGas Partners having an estimated fair value of $54,422. In accordance with the Columbia Purchase Agreement, AmeriGas OLP agreed to pay CEG for the amount of working capital, as defined, in excess of $23,000.


5.    ACCOUNTING PRINCIPLES NOT YET ADOPTED

      In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations" ("SFAS 141"), and SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). Under the provisions of SFAS 141, all business combinations initiated after June 30, 2001 are required to be accounted for under the purchase method of accounting. Under the provisions of SFAS 142, goodwill will no longer be amortized but will be subject to a transitional impairment review and to annual impairment reviews. SFAS 142 is effective for fiscal years beginning after December 15, 2001, but early adoption is permitted for companies with a fiscal year beginning after March 15, 2001. The Company will adopt the provisions of SFAS 142 effective January 1, 2002. The Company is currently in the process of evaluating the impact SFAS 142 will have on the consolidated financial position and consolidated results of operations of the Company.

      In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). SFAS 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" and the accounting and reporting provisions of APB No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" as it relates to the disposal of a segment of a business. This statement is effective for the Company January 1, 2002. The Company does not believe that the adoption of SFAS 144 will have a material impact on its financial position or results of operations.



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